As filed with the Securities and Exchange Commission on June 30, 2004
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTRAL COAST BANCORP
(Exact name of registrant as specified in its charter)

California	32-0061893
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

301 S. Main Street
Salinas, California	93901
(Address of principal executive offices)	(Zip Code)

Central Coast Bancorp 2004 Stock Option Plan
(Full title of the plans)

Nick Ventimiglia, Chairman and Chief Executive Officer
Central Coast Bancorp
301 S. Main Street, Salinas, California 93901
(Name and address of agent for service)

_________________

(831) 422-6642
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock,	1,850,000(1)	$18.31(2)	$33,873,500(2)	$4,292.00
no par value

1.	Issuable upon exercise of options under the Central Coast Bancorp 2004 Stock Option Plan.
2.

Estimated solely for the purpose of determining the registration fee, based upon the average of the bid and asked prices for the Common Stock of Central Coast Bancorp on June 21, 2004, pursuant to Rule 457(h).

This registration statement, including exhibits, consists of 24 sequentially numbered pages. The Exhibit Index is located at page 7.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required to be included in the Section 10(a) prospectus is not required to be included herein.

Item 1. Plan Information.

Central Coast Bancorp will send or give the documents containing the information specified in Item 1 to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Central Coast Bancorp is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933.

Item 2. Registrant Information and Employee Plan Annual Information.

Central Coast Bancorp will send or give the documents containing the information specified in Item 2 to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Central Coast Bancorp is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated in this registration statement by reference:

(a) Central Coast Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2003.

(b) All other reports pursuant to Section 15(d) or Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2003.

(c) The information with regard to Central Coast Bancorp’s capital stock contained in a registration statement filed with the Commission pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such information.

All documents filed by Central Coast Bancorp pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement, and to be a part hereof from the date of such filing.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The California General Corporation Law provides for the indemnification of officers and directors who are made or are threatened to be made a party to any legal proceeding by reason of their service to Central Coast Bancorp. The Articles of Incorporation and Bylaws of Central Coast Bancorp permit indemnification of directors and officers to the maximum extent permitted by California law. Central Coast Bancorp and its subsidiary have in effect director and officer liability insurance policies indemnifying Central Coast Bancorp and the officers and directors of Central Coast Bancorp and officers and directors of its subsidiary, Community Bank of Central California, within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. Central Coast Bancorp pays the entire premium for these policies.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

See the Index to Exhibits, which is incorporated in this item by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salinas, State of California, on June 28, 2004.

CENTRAL COAST BANCORP
(Registrant)

By:    /s/ NICK VENTIMIGLIA

Nick Ventimigilia
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated:	June 28, 2004	/s/ NICK VENTIMIGLIA
Nick Ventimiglia
Chief Executive Officer

Dated:	June 28, 2004	/s/ ROBERT M. STANBERRY
Robert M. Stanberry
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nick Ventimiglia and Robert M. Stanberry, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ NICK VENTIMIGLIA	Chairman	6/28/04
Nick Ventimiglia
/s/ C. EDWARD BOUTONNET	Director	6/28/04
C. Edward Boutonnet
/s/ DONALD D. CHAPIN	Director	6/28/04
Donald D. Chapin
/s/ BRADFORD G. CRANDALL	Director	6/28/04
Bradford G. Crandall
__________________	Director	6/28 /04
Alfred P. Glover
/s/ MICHAEL T. LAPSYS	Director	6/28/04
Michael T. Lapsys
/s/ ROBERT M. MRAULE	Director	6/28/04
Robert M. Mraule
/s/ DUNCAN L. MCCARTER	Director	6/28/04
Duncan L. McCarter
/s/ LOUIS A. SOUZA	Director	6/28/04
Louis A. Souza
/s/ MOSE E. THOMAS	Director	6/28/04
Mose E. Thomas

INDEX OF EXHIBITS

Exhibit No.	Exhibit Name	Sequential Page No.

5.1	Opinion and consent of Dodd·Mason·George LLP	8

23.1	Consent of Dodd·Mason·George LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm	9

24.1	Power of Attorney (included at page 5)

99.1	2004 Stock Option Plan and Forms of Incentive and	10
	Nonstatutory Stock Option Agreements